                      [UNION TANK CAR COMPANY LETTERHEAD]


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Trade Date: September 10, 1998          Original Issue Date:  September 15, 1998
Principal Amount:  $10,000,000          Net Proceeds to Issuer: $9,965,000
Currency: U.S. $                        Minimum Denomination: $1,000
Issue Price: 100%
Selling Agent's Commission: .350%
Interest Rate: 5.78%
Interest Payment Date(s): February 15 and August 15, commencing February 15,
1999
Maturity Date: September 17, 2001

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Form:          X    Book-Entry
              ---
                    Certificated
              ---

Redemption:    X    The Notes cannot be redeemed prior to maturity
              ---

              ---   The Notes may be redeemed prior to maturity

     Initial Redemption Date:  N/A
     Initial Redemption Price: N/A
     Annual Redemption Price Reduction: N/A

Repayment:     X    The Notes cannot be repaid prior to maturity
              ---

                    The Notes can be repaid prior to maturity at the option of
              ---   the holder

     Repayment Price: N/A
     Repayment Date:  N/A

Discount Note:           Yes
                   ---
                    X    No
                   ---

     Total Amount of OID: N/A
     Original Yield to Maturity:  N/A
     Initial Accrual Period OID:  N/A
     Method Used to Determine Yield for Initial Accrual Period:
          Approximate               Exact
      ---                       ---

Capacity:  X  Agent      Principal
          ---        ---

If as principal:         The Registered Notes are being offered at varying
                     --- prices related to prevailing market prices at the time of resale.

                         The Registered Notes are being offered at a fixed
                     --- initial public offering price ___% of Principal
                         Amount.
                         The Registered Notes are being reoffered to dealers with a reallowance not to exceed ___% of the Commission or Fee.


                              SALOMON SMITH BARNEY